OMNIBUS TERMINATION AGREEMENT

This Agreement is entered into as of the 1st day of November, 2011 among PRINCIPAL LIFE INSURANCE COMPANY, on behalf of one or more separate accounts, a life insurance company organized under the laws of the State of Iowa ("PLIC"), PRINCOR FINANCIAL SERVICES CORPORATION, an Iowa corporation ("PRINCOR"), CALVERT VARIABLE SERIES, INC., a Maryland corporation ("CVS"), CALVERT VARIABLE PRODUCTS, INC., a Maryland corporation ("CVP"), CALVERT INVESTMENT DISTRIBUTORS, INC., a Delaware corporation ("CID"), CALVERT INVESTMENT SERVICES, INC., a Delaware corporation ("CIS"), CALVERT INVESTMENT ADMINISTRATIVE SERVICES, INC., a Delaware corporation ("CIAS") and CALVERT INVESTMENT MANAGEMENT, INC., a Delaware corporation ("CIM").

WHEREAS, Summit Mutual Funds, Inc. (predecessor to CVP), Carillon Investments, Inc. (predecessor to Ameritas Investment Corp.), PLIC and PRINCOR entered into that certain Participation Agreement dated November 10, 2005, as amended on October 1, 2007 (the "Summit-Principal Participation Agreement"), and as of December 12, 2008 the parties thereto consented to the assignment of all of the rights and obligations of Ameritas Investment Corp. to Calvert Distributors, Inc. (predecessor to CID);

WHEREAS, Summit Investment Partners, Inc. and PLIC entered into that certain Administrative Services Agreement dated November 10, 2005, as amended November 1, 2007 (the "Summit-Principal Administrative Services Agreement"), and as of December 12, 2008 the parties thereto consented to the assignment of all of the rights and obligations of Summit Investment Partners, Inc. to Calvert Distributors, Inc. and Calvert Asset Management Company, Inc. (predecessor to CIM), as applicable;

WHEREAS, CVS, PLIC and Calvert Distributors, Inc. entered into that certain Fund Participation Agreement dated January 25, 2008, as amended on February 10, 2010 (the "Calvert-Principal Fund Participation Agreement");

WHEREAS, PLIC, Calvert Shareholder Services, Inc. (predecessor to CIS) and Calvert Administrative Services Company (predecessor to CIAS) entered into that certain Services Agreement dated January 25, 2008, as amended on February 10, 2010 (the "Calvert-Principal Services Agreement" and the Calvert-Principal Services Agreement, together with the Summit Principal Participation Agreement, the Summit-Principal Administrative Services Agreement and the Calvert-Principal Fund Participation Agreement, the "Existing Agreements" and each individually an "Existing Agreement"); and ·

WHEREAS, PLIC, CVS, CVP, CID, CIS and CIAS wish to enter into a Consolidated Participation Agreement and a Consolidated Services Agreement to replace the Existing Agreements in their entirety.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, it is agreed as follows:

1.	Termination of the Existing Agreements
Each party to this Agreement agrees that each Existing Agreement to which it is a party is hereby terminated; provided, however, that any obligations of that party that arose under an Existing Agreement prior to its termination and any rights of the other parties that arose under an Existing Agreement prior to its termination shall survive the termination of the Existing Agreements.

2.	Waiver of Notice
Each party hereby waives any requirement to provide notice of t4e termination of the Existing Agreements.

3.	Consolidated Agreements
Each party hereby agrees that the Consolidated Fund Participation Agreement dated as of November 1, 2011, and the Consolidated Services Agreement dated as of November 1, 2011, as those agreements may be amended from time to time, contain all of the rights and obligations of the parties for the period commencing on November 1, 2011, and ending on the date, if any, on which those agreements are terminated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above , written.

PRINCIPAL LIFE INSURANCE COMPANY
/s/ Sara Wiener
By: _________________________________
Name: Sara Wiener
Title: Director - Life Product Mgmt

PRINCOR FINANCIAL SERVICES CORPORATION
/s/ Marty Richardson
By: _________________________________
Name: Marty Richardson
Title: Broker Dealer Operations

CALVERT VARIABLE SERIES, INC.
/s/ Andrew K. Niebler
By: _________________________________
Name: Andrew K. Niebler, Esq.
Title: Assistant Vice President

CALVERT VARIABLE PRODUCTS, INC.
/s/ Andrew K. Niebler
By: _________________________________
Name: Andrew K. Niebler, Esq.
Title: Assistant Vice President

CALVERT INVESTMENT DISTRIBUTORS, INC.
/s/ William M. Tartikoff
By: _________________________________
Name: William M. Tartikoff, Esq.
Title: Senior Vice President and General Counsel

CALVERT INVESTMENT SERVICES, INC.
/s/ William M. Tartikoff
By: _________________________________
Name: William M. Tartikoff, Esq.
Title: Senior Vice President and General Counsel

CALVERT INVESTMENT ADMINISTRATIVE SERVICES, INC.
/s/ William M. Tartikoff
By: _________________________________
Name: William M. Tartikoff, Esq.
Title: Senior Vice President and General Counsel

CALVERT INVESTMENT MANAGEMENT, INC.
/s/ William M. Tartikoff
By: _________________________________
Name: William M. Tartikoff, Esq.
Title: Senior Vice President and General Counsel